Exhibit 10.17

EXECUTION VERSION

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of August 21, 2012 (this “Agreement”), by and among CITIBANK, N.A., as Additional Tranche B-1 Lender (the “Additional Tranche B-1  Lender”), EP ENERGY LLC (the “Borrower”), and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Agreement, dated as of April 24, 2012 and amended by Amendment No. 1 dated as of August 21, 2012 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), among the Borrower, each lender from time to time party thereto and CITIBANK, N.A., as Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Term Loan Agreement);

WHEREAS, subject to the terms and conditions of the Term Loan Agreement, the Borrower may establish Additional Tranche B-1 Commitments (the “Additional Tranche B-1 Commitments”) with Additional Tranche B-1 Lenders (which may include existing Lenders); and

WHEREAS, subject to the terms and conditions of the Term Loan Agreement, Additional Tranche B-1 Lenders shall become Lenders with Additional Tranche B-1 Commitments pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Additional Tranche B-1 Lender hereby agrees to provide the Additional Tranche B-1 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.01(e)(ii) of the Term Loan Agreement. The Additional Tranche B-1 Commitment provided pursuant to this Agreement shall be subject to all of the terms in the Term Loan Agreement and to the conditions set forth in the Term Loan Agreement, and shall be entitled to all the benefits afforded by the Term Loan Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Security Documents

The Additional Tranche B-1 Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Tranche B-1 Commitment provided pursuant to this Agreement shall constitute Additional Tranche B-1 Commitment for all purposes of the Term Loan Agreement and the other applicable Loan Documents, and the Borrower and the Administrative Agent hereby consent to the Additional Tranche B-1 Lender becoming a Lender under the Term Loan Agreement. The Additional Tranche B-1 Lender hereby agrees to make an Additional Tranche B-1 Loan to the Borrower in an amount equal to its Additional Tranche B-1 Commitment on the Amendment No. 1 Effective Date in accordance with Section 2.01(e)(ii) of the Term Loan Agreement.

Any Additional Tranche B-1 Lender (that is not an existing Lender) (i) confirms that it has received a copy of the Term Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Co-Lead Arrangers or any other Additional Tranche B-1 Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by the Additional Tranche B-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Tranche B-1 Lender shall become a Lender under the Term Loan Agreement with the respective Additional Tranche B-1 Commitment set forth on its signature page hereto, effective as of the Amendment No. 1 Effective Date.

For any Additional Tranche B-1 Lender (that is not an existing Lender), delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Tranche B-1 Lender may be required to deliver to the Administrative Agent pursuant to Section 2.17 of the Term Loan Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Term Loan Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the day and year first written above.

CITIBANK, N.A., as Additional Tranche B-1 Lender

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Director & Vice President

Additional Tranche B-1 Commitments:

$233,115,355.46

[Joinder Agreement]

EP ENERGY LLC

By:	/s/ Kyle McCuen
Name: Kyle McCuen
Title: Vice President & Treasurer

[Joinder Agreement]

Accepted:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Vice President

[Joinder Agreement]